UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 9, 2013

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100

Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously announced, on February 6, 2013, Reliance Steel & Aluminum Co., a California corporation (the “Company” and with all of its subsidiaries that are consolidated in conformity with U.S. generally accepted accounting principles “Reliance,” “we,” “our,” or “us”), RSAC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Metals USA Holdings Corp., a Delaware corporation (“Metals USA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, upon the terms and subject to the conditions thereof, be merged with and into Metals USA (the “Merger”), with Metals USA surviving as a wholly-owned subsidiary of the Company, as described in the Current Report on Form 8-K filed by the Company on February 7, 2013. The completion of the Merger is subject to the satisfaction of customary closing conditions. We cannot assure you that the Merger will be consummated.

The consolidated financial statements of Metals USA are attached hereto as Exhibit 99.1 and incorporated by reference herein. The unaudited pro forma condensed combined statement of income of the Company and Metals USA for the year ended December 31, 2012, giving effect to the Merger as if it had occurred on January 1, 2012, and the unaudited pro forma condensed combined balance sheet of the Company and Metals USA as of December 31, 2012, giving effect to the Merger and certain financing transactions as if they had occurred on December 31, 2012, are attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Consolidated financial statements of Metals USA Holdings Corp. and subsidiaries

99.2	Unaudited pro forma condensed combined financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: April 9, 2013	By:	/s/ Karla R. Lewis
Karla R. Lewis Executive Vice President and Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Consolidated financial statements of Metals USA Holdings Corp. and subsidiaries

99.2	Unaudited pro forma condensed combined information